Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-4 (File No. 333-34641);

(2)	Registration Statement on Form S-8 (File No. 33-82282);

(3)	Registration Statement on Form S-3 (File No. 333-113782); and

(4)	Registration Statement on Form S-3 (File No. 333-116107).

of our report dated February 25, 2005, except for note 6, as to which the date is March 7, 2005, relating to the consolidated financial statements and financial statement schedule of Miller Industries, Inc. and subsidiaries, which appears in this Form 10-K.

/s/ Joseph Decosimo and Company, PLLC

Chattanooga, Tennessee
March 14, 2005